UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

Strategic Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32223 (Commission File Number)	33-1082757 (IRS Employer Identification No.)

200 West Madison Street, Suite 1700
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.
On March 7, 2014, Strategic Hotels & Resorts, Inc. (the “Company”), on the one hand, and Orange Capital LLC, Orange Capital Master I, Ltd. and Daniel Lewis, (collectively, “Orange Capital”), on the other, entered into a settlement agreement (the “Settlement Agreement”) for the purpose of, among other things, resolving the pending proxy contest.
Pursuant to the terms of the Settlement Agreement, the Company’s board of directors (the “Board”) unanimously approved (i) an increase in the size of the Board by one seat and (ii) the appointment of David W. Johnson as a director of the Company to fill the newly created vacancy on the Board effective immediately (the “Appointment Date”). Mr. Johnson will serve until the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”) and until his successor is elected and qualified, or until his earlier resignation or removal. The Company will also include Mr. Johnson on the Company’s slate of directors for the 2014 Annual Meeting and its 2015 annual meeting of stockholders (the “2015 Annual Meeting”). The Board determined that Mr. Johnson is “independent” under the listing standards of the New York Stock Exchange. As a non-employee director, Mr. Johnson is entitled to receive: (i) an annual cash retainer of $60,000, payable quarterly in arrears and (ii) an annual grant of fully-vested restricted stock units under the Company’s Second Amended & Restated 2004 Incentive Plan on the date of the Company’s annual meeting of $90,000.
Pursuant to the terms of the Settlement Agreement, among other things:

•	The Company will recommend that the Company’s stockholders vote in favor of the election of Mr. Johnson at the 2014 Annual Meeting and will solicit proxies in favor of such election.

•
The Company will recommend that its stockholders vote in favor of the election of Mr. Johnson at the 2015 Annual Meeting and will solicit proxies in favor of such election. The nomination of Mr. Johnson for election as a director at the 2015 Annual Meeting is conditioned upon, among other things, (i) Mr. Johnson providing the Company with certain information required for his inclusion as a nominee in the Company’s proxy statement, (ii) his compliance with the Company’s corporate governance and other policies and (iii) his meeting the independence standards of the New York Stock Exchange.

•	Orange Capital has withdrawn its notice of intent to nominate four directors at the 2014 Annual Meeting.

•	From March 7, 2014 until the conclusion of the 2015 Annual Meeting (the “Standstill Period), Orange Capital will not:

◦	solicit proxies with respect to the Company’s voting securities, or become participant in or assist any third party in any such solicitation

◦
encourage, advise or influence any other person or assist any third party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

◦
present at any annual or special meeting of the Company’s stockholders (“Stockholders Meeting”) any proposal for consideration for action by stockholders or propose any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;

◦
grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card) for any Stockholders Meeting or deposit any voting securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to any Stockholders Meeting;

◦	institute litigation against the Company;

◦
other than pursuant to a transaction approved in advance by the Board, acquire beneficial ownership of voting securities that would equal or exceed (in the aggregate together with its affiliates) 9.9% of the then total outstanding voting securities; and

◦
without the prior approval of the Board, propose or participate in, effect or seek to effect, any Extraordinary Transaction (as defined in the Settlement Agreement); provided, however, that the foregoing limitation shall not prohibit the Orange Capital and its affiliates from voting at a Stockholder Meeting on an Extraordinary Transaction.

•
Each member of the Orange Capital shall cause all voting securities beneficially owned by it to be present for quorum purposes and to be voted at all Stockholder Meetings within the Standstill Period (x) for all directors nominated by the Board for election at such Stockholder Meeting and in favor of ratification of the appointment of the Company’s auditors, (y) in accordance with the recommendation of the Board on any proposals of any other stockholder of the Company that is also proposing one or more nominees for election to the Board in opposition to one or more nominees of the Board at such Stockholder Meeting, and (z) for advisory approval of the Company’s executive compensation

•
During the Standstill period, each of Company and Orange Capital has agreed not make any comment or statement that disparages (as distinct from objective statements reflecting business criticism) the other party, its officers, directors or employees.

•	The Company and Orange Capital each agreed to release certain claims against one another.

•	If at any time during the Standstill Period, Mr. Johnson is unable to serve as a director, the Company agrees to consult with Orange Capital with respect to a replacement for Mr. Johnson.

•
The Company will reimburse Orange Capital for up to $400,000 of its documented out-of-pocket costs, fees and expenses incurred and paid by Orange Capital in connection with the nomination of its nominees for the 2014 Annual Meeting.

Orange Capital and its affiliates collectively own 8,295,651 shares (or approximately 4.0%) of the Company’s common stock.
The foregoing summary of the Settlement Agreement is qualified in its entirety by the full terms and conditions of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information contained in Item 1.01 above is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
The press release announcing the Settlement Agreement and Mr. Johnson’s appointment to the Board is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Agreement, dated March 7, 2014, by and among Orange Capital and the Company.
99.1	Press release of the Company dated March 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

March 10, 2014	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement, dated March 7, 2014, by and among Orange Capital and the Company.
99.1	Press release of the Company dated March 7, 2014.

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